Exhibit 23.3

 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 12, 2014, with respect to the financial statements of Katonah 2007-I CLO Ltd., included in the Annual Report of KCAP Financial, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of KCAP Financial, Inc. on Form S-8 (File No. 333-175838, effective July 28, 2011; and File No. 333-151995, effective June 27, 2008).

/s/ GRANT THORNTON LLP

New York, New York

March 12, 2014